                                                                    EXHIBIT 99.1

Contact(s):   Media Inquiries:                        Visteon Corporation
              Greg Gardner                            Public Affairs
              313-755-0927                            17000 Rotunda Drive
              ggardne9@visteon.com                    Dearborn, MI  48120
                                                      Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com

                                                                  [VISTEON LOGO]

NEWS RELEASE

VISTEON CORPORATION REPORTS FIRST QUARTER RESULTS

DEARBORN, Mich., April 17, 2003 -- Visteon Corporation (NYSE: VC) today announced a net loss of $15 million for the First Quarter 2003 or $0.12 per share. This compares with a net loss of $338 million or $2.63 per share in the First Quarter 2002. The company recorded special charges in both periods.

During the First Quarter 2003, Visteon incurred special charges of $31 million before taxes associated primarily with restructuring actions at its North American manufacturing plants and the continued implementation of the European Plan for Growth. In total, these special charges reduced net income by $20 million or $0.16 per share during the quarter.

During the First Quarter 2002, Visteon implemented a number of restructuring actions and incurred pre-tax special charges of $116 million ($74 million after tax). In addition, the company recorded a non-cash write-off for the value of goodwill reflected in its financial statements of $265 million after tax associated with adoption of Statement of Financial Accounting Standards No. 142. Combined, these special items reduced net income by $339 million or $2.64 per share.

"During the First Quarter we continued to make progress towards improving Visteon's competitive position," said Peter J. Pestillo, Visteon Chairman and Chief Executive Officer. "We announced a cooperative agreement to exit the seating business and continued to make progress on implementation of the European Plan for Growth, both of which are expected to generate substantial savings going forward. Our sales diversification also continues to help our results as non-Ford sales remained above 20% of our total sales."


                                                                              1.

SALES AND NON-FORD BUSINESS WINS
First Quarter 2003 sales totaled $4.7 billion, compared with $4.5 billion in the First Quarter 2002. The increase compared with a year ago reflects primarily growth in non-Ford revenue and the favorable impact of exchange rates. Non-Ford sales during the First Quarter 2003 totaled $983 million, an increase of $160 million or 19% when compared to First Quarter 2002, and represented 21% of total sales.

Visteon won nearly $200 million of non-Ford business during the quarter and remains committed to winning $1 billion of net, new business during 2003. Nearly half of the First Quarter wins were for business outside of North America.

Recent announceable new business includes:
     - Front-end module and climate components for a 2006 Hyundai mid-size sedan;
     - Rear seat entertainment for the Chevy Malibu;
     - Cockpit and instrument cluster on the Ford Ikon.

EXITING OF SEATING BUSINESS
In March 2003, Visteon announced that it will exit its unprofitable and non-core seating business through a cooperative agreement with Ford Motor Company. The agreement represents the joint efforts of Visteon, Ford and the United Auto Workers. Johnson Controls, Inc. will supply Ford seats currently produced at Visteon's Chesterfield, Michigan plant and presently has personnel on-site working with Visteon to ensure a smooth transition of the business. Visteon expects to take a pre-tax charge of about $225 million in the Second Quarter associated with this action.

CASH AND LIQUIDITY
Visteon ended the quarter with $947 million in cash and marketable securities, down from 2002 year-end levels, reflecting primarily the normal seasonal usage of cash in the first quarter. Debt remained essentially unchanged at $1.6 billion. Debt to capital remains solid at 36%.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 77,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," and "projects" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in our periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition, and results of operations. We assume no obligation to update these forward-looking statements.

                                       ###

      Visteon news releases, photographs and product specification details are available at www.visteon.com

                                                                              2.

                      VISTEON CORPORATION AND SUBSIDIARIES

                                SUPPLEMENTAL DATA
                                   (UNAUDITED)
        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, PERCENTAGES AND AS NOTED)

                                                                                          FIRST QUARTER
                                                                               -------------------------------------
                                                                                                            2003
                                                                                                        OVER/(UNDER)
                                                                                    2003                    2002
                                                                                    ----                ------------
SALES
   Ford and affiliates                                                         $       3,721            $         75
   Other customers                                                                       983                     160
                                                                               -------------            ------------
      Total sales                                                              $       4,704            $        235
                                                                               =============            ============

DEPRECIATION AND AMORTIZATION
   Depreciation                                                                $         140            $          -
   Amortization                                                                           23                       2
                                                                               -------------            ------------
      Total depreciation and amortization                                      $         163            $          2
                                                                               =============            ============

SELLING, ADMINISTRATIVE AND OTHER EXPENSES                                     $         242            $         40

LOSS BEFORE INCOME TAXES                                                       $         (19)           $         88

NET LOSS
   As reported                                                                 $         (15)           $        323
   Before cumulative effect of change in accounting                                      (15)                     58

NET LOSS PER SHARE (BASIC AND DILUTED)
   As reported                                                                 $       (0.12)           $       2.51
   Before cumulative effect of change in accounting                                    (0.12)                   0.45

AVERAGE DILUTED SHARES OUTSTANDING                                                     126.0                    (2.4)

SPECIAL CHARGES (1)
   Included in costs of sales                                                  $          26            $        (90)
   Included in selling, administrative and other expenses                                  5                       5
                                                                               -------------            ------------
      Total pre-tax special charges                                            $          31            $        (85)
                                                                               =============            ============

   After-tax special charges, including effect of change in accounting         $          20            $       (319)
   Special charges per share, based on
      average diluted shares outstanding above                                 $        0.16            $      (2.48)

EFFECTIVE TAX RATE                                                                        36%                      - pts

CAPITAL EXPENDITURES                                                           $         181            $         41

CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                                $        (135)           $       (193)

CASH AND BORROWING (AT END OF PERIOD)
   Cash and marketable securities                                              $         947            $       (125)
   Borrowing                                                                           1,642                    (274)


- - - - -

(1) -- Special charges relate to restructuring and other actions, including the non-cash write-down in the value of goodwill associated with the adoption of SFAS 142 of $265 million after-tax in First Quarter 2002.

                      VISTEON CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                  FOR THE PERIODS ENDED MARCH 31, 2003 AND 2002
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                              FIRST QUARTER
                                                                                    ----------------------------------
                                                                                        2003                  2002
                                                                                        ----                  ----
                                                                                                 (UNAUDITED)
SALES
   Ford and affiliates                                                              $      3,721         $       3,646
   Other customers                                                                           983                   823
                                                                                    ------------         -------------
      Total sales                                                                          4,704                 4,469

COSTS AND EXPENSES (NOTES 2 AND 4)
   Costs of sales                                                                          4,477                 4,356
   Selling, administrative and other expenses                                                242                   202
                                                                                    ------------         -------------
      Total costs and expenses                                                             4,719                 4,558

OPERATING LOSS                                                                               (15)                  (89)

Interest income                                                                                4                     6
Interest expense                                                                              23                    29
                                                                                    ------------         -------------
   Net interest expense                                                                      (19)                  (23)
Equity in net income of affiliated companies (Note 2)                                         15                     5
                                                                                    ------------         -------------

LOSS BEFORE INCOME TAXES, MINORITY INTERESTS AND CHANGE IN ACCOUNTING                        (19)                 (107)
Benefit for income taxes                                                                     (12)                  (40)
                                                                                    ------------         -------------

LOSS BEFORE MINORITY INTERESTS AND CHANGE IN ACCOUNTING                                       (7)                  (67)
Minority interests in net income of subsidiaries                                               8                     6
                                                                                    ------------         -------------

LOSS BEFORE CHANGE IN ACCOUNTING                                                             (15)                  (73)
Cumulative effect of change in accounting, net of tax (Note 10)                                -                  (265)
                                                                                    ------------         -------------

NET LOSS                                                                            $        (15)        $        (338)
                                                                                    ============         =============


BASIC AND DILUTED LOSS PER SHARE (NOTE 5)
   Before cumulative effect of change in accounting                                 $       (0.12)       $       (0.57)
   Cumulative effect of change in accounting (Note 10)                                         -                 (2.06)
                                                                                    ------------         -------------
      Basic and diluted                                                             $       (0.12)       $       (2.63)
                                                                                    =============        =============


CASH DIVIDENDS PER SHARE                                                            $       0.06         $        0.06


          The accompanying notes are part of the financial statements.

                      VISTEON CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)


                                                                                    MARCH 31,           DECEMBER 31,
                                                                                      2003                  2002
                                                                                    ---------           ------------
                                                                                  (UNAUDITED)
ASSETS
   Cash and cash equivalents                                                    $           896        $        1,204
   Marketable securities                                                                     51                    74
                                                                                ---------------        --------------
      Total cash and marketable securities                                                  947                 1,278
   Accounts receivable -- Ford and affiliates                                             1,698                 1,401
   Accounts receivable -- other customers                                                 1,053                   828
                                                                                ---------------        --------------
      Total receivables, net                                                              2,751                 2,229
   Inventories (Note 8)                                                                     889                   878
   Deferred income taxes                                                                    199                   199
   Prepaid expenses and other current assets                                                171                   153
                                                                                ---------------        --------------
      Total current assets                                                                4,957                 4,737
   Equity in net assets of affiliated companies                                             201                   191
   Net property                                                                           5,450                 5,443
   Deferred income taxes                                                                    607                   566
   Other assets                                                                             234                   233
                                                                                ---------------        --------------

      TOTAL ASSETS                                                              $        11,449        $       11,170
                                                                                ===============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Trade payables                                                               $         2,226        $        2,083
   Accrued liabilities                                                                    1,001                 1,021
   Income taxes payable                                                                      25                    14
   Debt payable within one year                                                             347                   348
                                                                                ---------------        --------------
      Total current liabilities                                                           3,599                 3,466
   Long-term debt                                                                         1,295                 1,298
   Postretirement benefits other than pensions                                            2,414                 2,283
   Other liabilities                                                                      1,159                 1,142
   Deferred income taxes                                                                      3                     3
                                                                                ---------------        --------------
      Total liabilities                                                                   8,470                 8,192

STOCKHOLDERS' EQUITY
   Capital stock
      Preferred Stock, par value $1.00, 50 million shares authorized,
         none outstanding                                                                     -                     -
      Common Stock, par value $1.00, 500 million shares authorized,
         131 million shares issued, 131 million and 129 million
         shares outstanding, respectively                                                   131                   131
   Capital in excess of par value of stock                                                3,287                 3,298
   Accumulated other comprehensive loss (Note 9)                                           (112)                 (140)
   Other                                                                                    (26)                  (33)
   Accumulated deficit                                                                     (301)                 (278)
                                                                                ---------------        --------------
      Total stockholders' equity                                                          2,979                 2,978
                                                                                ---------------        --------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $        11,449        $       11,170
                                                                                ===============        ==============


          The accompanying notes are part of the financial statements.

                      VISTEON CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE PERIODS ENDED MARCH 31, 2003 AND 2002
                                  (IN MILLIONS)


                                                                                           FIRST QUARTER
                                                                               ------------------------------------
                                                                                    2003                   2002
                                                                                    ----                   ----
                                                                                            (UNAUDITED)
CASH AND CASH EQUIVALENTS AT JANUARY 1                                         $       1,204          $       1,024
Cash flows (used in) provided by operating activities                                   (135)                    58

Cash flows from investing activities
   Capital expenditures                                                                 (181)                  (140)
   Purchases of securities                                                               (48)                  (199)
   Sales and maturities of securities                                                     70                    100
   Other                                                                                   6                      -
                                                                               -------------          -------------
      Net cash used in investing activities                                             (153)                  (239)

Cash flows from financing activities
   Commercial paper (repayments) issuances, net                                          (17)                     -
   Short-term debt, net                                                                    -                     (1)
   Proceeds from issuance of other debt                                                   36                     44
   Principal payments on other debt                                                      (27)                   (48)
   Purchase of treasury stock                                                             (5)                   (11)
   Cash dividends                                                                         (8)                    (8)
   Other                                                                                  (1)                     -
                                                                               -------------          -------------
      Net cash used in financing activities                                              (22)                   (24)

Effect of exchange rate changes on cash                                                    2                     (4)
                                                                               -------------          -------------
Net decrease in cash and cash equivalents                                               (308)                  (209)
                                                                               -------------          -------------

CASH AND CASH EQUIVALENTS AT MARCH 31                                          $         896          $         815
                                                                               =============          =============



          The accompanying notes are part of the financial statements.

                      VISTEON CORPORATION AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1.  FINANCIAL STATEMENTS

      The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments, including normal recurring adjustments, necessary for a fair statement of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the consolidated financial statements and accompanying notes included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on February 14, 2003.

      Visteon Corporation ("Visteon") is a leading, global supplier of automotive systems, modules and components. Visteon sells products primarily to global vehicle manufacturers, and also sells to the worldwide aftermarket for replacement and vehicle appearance enhancement parts. Visteon became an independent company when Ford Motor Company ("Ford") established Visteon as a wholly-owned subsidiary in January 2000 and subsequently transferred to Visteon the assets and liabilities comprising Ford's automotive components and systems business. Ford completed its spin-off of Visteon on June 28, 2000 (the "spin-off"). Prior to incorporation, Visteon operated as Ford's automotive components and systems business.

NOTE 2.  SELECTED COSTS, INCOME AND OTHER INFORMATION

Depreciation and Amortization

      Depreciation and amortization expenses are summarized as follows:

                                              FIRST QUARTER
                                     --------------------------------
                                        2003                  2002
                                        ----                  ----
                                              (IN MILLIONS)
             Depreciation            $     140              $     140
             Amortization                   23                     21
                                     ---------              ---------
                Total                $     163              $     161
                                     =========              =========

Investments with Affiliates

      The following table presents summarized financial data for those affiliates accounted for under the equity method. The amounts represent 100% of the results of operations of these affiliates. Visteon reports its share of their net income in the line "Equity in net income of affiliated companies" on the Consolidated Statement of Income.

                                              FIRST QUARTER
                                    --------------------------------
                                       2003                   2002
                                       ----                   ----
                                              (IN MILLIONS)
             Net sales              $     291              $     179
             Gross profit                  67                     33
             Net income                    30                     12

                      VISTEON CORPORATION AND SUBSIDIARIES

                                   (UNAUDITED)

NOTE 3.  STOCK-BASED AWARDS

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123." This statement amends Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

      Starting January 1, 2003, Visteon began expensing the fair value of stock-based awards granted to employees pursuant to SFAS 123. This standard was adopted on a prospective method basis for stock-based awards granted, modified or settled after December 31, 2002. For stock options and restricted stock awards granted prior to January 1, 2003, Visteon measures compensation cost using the intrinsic value method. If compensation cost for all stock-based awards had been determined based on the estimated fair value of stock options and the fair value set at the date of grant for restricted stock awards, in accordance with the provisions of SFAS 123, Visteon's reported net loss and loss per share would have changed to the pro forma amounts indicated below:

                                                                                     FIRST QUARTER
                                                                           ---------------------------------
                                                                              2003                  2002
                                                                              ----                  ----
                                                                                 (IN MILLIONS, EXCEPT
                                                                                  PER SHARE AMOUNTS)
      Net loss, as reported                                                $      (15)          $       (338)
      Add:  Stock-based employee compensation expense
         included in reported net loss, net of related tax effects                  1                      2
      Deduct:  Total stock-based employee compensation
         expense determined under fair value based method
         for all awards, net of related tax effects                                (3)                    (3)
                                                                           ----------           ------------
         Pro forma net loss                                                $      (17)          $       (339)
                                                                           ==========           ============

      Loss per share:
         Basic and diluted -- as reported                                  $   (0.12)           $      (2.63)
         Basic and diluted -- pro forma                                    $   (0.13)           $      (2.64)

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 4.  SPECIAL CHARGES

First Quarter 2003 Actions

      In the first quarter of 2003, Visteon recorded pre-tax charges of $31 million ($20 million after-tax) which includes $27 million related to the involuntary separation of about 135 U.S. salaried employees, the separation of about 35 hourly employees located at Visteon's plants in Europe through a continuation of a special voluntary retirement and separation program started in 2002, and the elimination of about 120 manufacturing positions in Mexico and other minor actions. Included in the $31 million pre-tax charge are $4 million of non-cash charges related to the write-down of a group of coiled spring and stamping equipment at our Monroe, Michigan, plant for which production activities will be discontinued and the future undiscounted cash flows are less than the carrying value of these fixed assets held for use. Visteon measured the impairment loss by comparing the carrying value of these fixed assets to the expected proceeds from disposal of the assets after completion of remaining production commitments. The above actions were substantially completed during the first quarter of 2003.

      Related to the special voluntary early retirement and separation program that was offered to U.S. salaried employees during the fourth quarter of 2002, about 82 of the 308 employees who accepted such packages were separated during the first quarter of 2003. The separation of the remaining 226 U.S. salaried employees will take place at various times during the remainder of 2003.

First Quarter 2002 Actions

      In the first quarter of 2002, Visteon recorded total pre-tax charges of $116 million ($74 million after-tax) in costs of sales related to a number of actions discussed further below. In addition, Visteon recorded an impairment loss on goodwill of $363 million ($265 million after-tax) as a cumulative effect of change in accounting principle in the first quarter of 2002 as discussed further in Note 10.

      Effective April 1, 2002, Visteon completed the sale of its restraint electronics business to Autoliv, Inc. for $25 million, resulting in a pre-tax charge in the first quarter of 2002 of $26 million ($16 million after-tax) recorded in costs of sales. The sale includes Visteon's North American and European order book of approximately $150 million in annual sales to Ford Motor Company and its affiliates, and associated manufacturing operations in Markham, Ontario, as well as related assets and liabilities. As part of the sale, approximately 280 employees from Markham and about 95 engineers from Dearborn, Michigan, transferred to Autoliv.

      In the first quarter of 2002, Visteon recorded pre-tax charges of $95 million ($61 million after-tax) related to the separation of 820 employees at Markham, Ontario, as a result of the company's decision to move nearly all of the non-restraint electronics business to facilities in Mexico, the elimination of about 215 engineering positions in the United States to reduce research and development costs, the closure of our Visteon Technologies facility in California and the related discontinuation of support for our aftermarket navigation systems product line, the closure of our Leatherworks facility in Michigan and the elimination of about 240 manufacturing positions in Mexico. Included in the $95 million pre-tax charge are $12 million of non-cash charges related to the write-down of equipment to be disposed of and the write-down of aftermarket navigation systems inventory. The engineering-related and Mexican manufacturing-related separations, and the closure of Visteon Technologies, were completed in the first quarter of 2002. The Leatherworks facility was closed in the third quarter of 2002. Visteon completed moving all of the non-restraint electronics business to other facilities and separated substantially all Markham employees by the end of 2002.

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 4.  SPECIAL CHARGES -- (CONTINUED)

      Accrued restructuring liabilities relating to 2001 restructuring actions of $5 million ($3 million after-tax) were credited to costs of sales in the first quarter of 2002, reflecting a change in estimated costs to complete these activities.

Reserve Activity

      Reserve balances of $32 million and $37 million at March 31, 2003 and December 31, 2002, respectively, are included in current accrued liabilities on the accompanying balance sheets. The March 31, 2003 reserve balance of $32 million includes $18 million related primarily to 2002 actions. The company anticipates that the restructuring activities to which all of the above charges relate will be substantially completed by the end of 2003.

                                                        AUTOMOTIVE OPERATIONS         GLASS OPERATIONS
                                                     --------------------------       ----------------
                                                     EMPLOYEE-RELATED    OTHER        EMPLOYEE-RELATED    TOTAL
                                                     ----------------    -----        ----------------    -----
                                                                         (IN MILLIONS)
        December 31, 2002 reserve balance                $     36        $   -             $   1         $    37
        First quarter 2003 actions:
           Included in costs of sales                          21            4                 1              26
           Included in selling, administrative
              and other expenses                                5            -                 -               5
                                                         --------        -----             -----         -------
              Total net expense                                26            4                 1              31
        Utilization                                           (31)          (4)               (1)            (36)
                                                         --------        -----             -----         -------
        March 31, 2003 reserve balance                   $     31        $   -             $   1         $    32
                                                         ========        =====             =====         =======


      Utilization in the first quarter of 2003 of $36 million includes $10 million incurred related to special pension and other postretirement benefits, $22 million of cash payments mainly for severance pay and $4 million related to the non-cash write-down of certain plant assets.

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 5.  INCOME (LOSS) PER SHARE OF COMMON STOCK

      Basic income (loss) per share of common stock is calculated by dividing reported net income (loss) by the average number of shares of common stock outstanding during the applicable period, adjusted for restricted stock. The calculation of diluted income (loss) per share takes into account the effect of dilutive potential common stock, such as stock options, and contingently returnable shares, such as restricted stock.

                                                                                    FIRST QUARTER
                                                                          --------------------------------
                                                                              2003               2002
                                                                              ----               ----
                                                                                (IN MILLIONS, EXCEPT
                                                                                 PER SHARE AMOUNTS)
      Numerator:
         Net loss                                                         $        (15)      $        (338)
                                                                          ============       =============

      Denominator:
         Average common stock outstanding                                        129.9               130.6
         Less:  Average restricted stock outstanding                              (3.9)               (2.2)
                                                                          ------------       -------------
            Basic shares                                                         126.0               128.4
         Net dilutive effect of restricted stock and stock options                   -                   -
                                                                          ------------       -------------
            Diluted shares                                                       126.0               128.4
                                                                          ============       =============

      Loss per share:
         Basic                                                            $      (0.12)      $       (2.63)
         Diluted                                                          $      (0.12)      $       (2.63)

      For the first quarter of 2003 and first quarter of 2002 potential common stock of about 515,000 and 317,000 shares, respectively, are excluded as the effect would have been antidilutive.

NOTE 6.  VARIABLE INTEREST ENTITIES

      In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities." Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. There was no effect of adopting FIN 46 on Visteon's results of operations or financial position.

      From June 30, 2002, a variable interest entity, which is owned by an affiliate of a bank and established to build a headquarters facility to be leased to Visteon, is included in Visteon's consolidated financial statements, based on an assessment that substantially all of the expected residual risks or rewards of the entity reside with Visteon. Total assets of this entity were about $45 million and $36 million at March 31, 2003 and December 31, 2002, respectively.

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 7.  GUARANTEES

      In November 2002, the FASB issued Interpretation No. 45 ("FIN 45") "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. As of March 31, 2003, the effect of adopting FIN 45 on Visteon's results of operations and financial position was not material.

      A reconciliation of changes in the product warranty liability is summarized as follows:


                                                 FIRST QUARTER
                                                 -------------
                                                     2003
                                                     ----
                                                 (IN MILLIONS)
        Beginning balance                          $    17
        Accruals for products shipped                    4
        Settlements                                     (4)
                                                   -------
        Ending balance                             $    17
                                                   =======


NOTE 8.  INVENTORIES


      Inventories are summarized as follows:


                                                                MARCH 31,          DECEMBER 31,
                                                                  2003                 2002
                                                                ---------          ------------
                                                                        (IN MILLIONS)

             Raw materials, work-in-process and supplies        $     757            $    743
             Finished products                                        132                 135
                                                                ---------            --------
                Total inventories                               $     889            $    878
                                                                =========            ========

             U.S. inventories                                   $     551            $    548

                      VISTEON CORPORATION AND SUBSIDIARIES

                                   (UNAUDITED)

NOTE 9.  COMPREHENSIVE INCOME (LOSS)

      Comprehensive income (loss) is summarized as follows:

                                                                          FIRST QUARTER
                                                                  -----------------------------
                                                                    2003                2002
                                                                    ----                ----
                                                                          (IN MILLIONS)
      Net loss                                                    $     (15)        $      (338)
      Change in foreign currency translation adjustments                 21                 (13)
      Other                                                               7                   4
                                                                  ---------         -----------
         Total comprehensive income (loss)                        $      13         $      (347)
                                                                  =========         ===========

      Accumulated other comprehensive loss is comprised of the following:

                                                                                    MARCH 31,         DECEMBER 31,
                                                                                      2003                2002
                                                                                    ---------         ------------
                                                                                          (IN MILLIONS)
      Foreign currency translation adjustments                                     $       (41)       $       (62)
      Realized and unrealized gains/(losses) on derivatives, net of tax                     (1)                (8)
      Unrealized loss on marketable securities, net of tax                                  (1)                (1)
      Minimum pension liability, net of tax                                                (69)               (69)
                                                                                   -----------        -----------
         Total accumulated other comprehensive loss                                $      (112)       $      (140)
                                                                                   ===========        ===========

NOTE 10.  ACCOUNTING CHANGE

      Effective January 1, 2002, Visteon adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 142 no longer permits amortization of goodwill and establishes a new method of testing goodwill for impairment by using a fair-value based approach. Under previous accounting standards, Visteon evaluated goodwill for possible impairment by comparing operating income before amortization of goodwill to the amortization recorded for each of the acquired operations to which the goodwill related. Goodwill is related primarily to the acquisition of the interiors division of Compagnie Plastic Omnium and the increase of Visteon's ownership in Halla Climate Control Corporation to 70% by purchasing an additional 35%, both of which occurred in 1999.

      SFAS 142 requires goodwill to be evaluated for possible impairment as of January 1, 2002, and periodically thereafter, using a fair-value approach. An initial test for goodwill impairment using a fair-value approach was performed for the Automotive Operations reporting unit by comparing the estimated fair value of our Automotive Operations reporting unit to its net book value. Visteon's stock market capitalization, as well as market multiples and other factors, were used as the basis for determining the fair value of the Automotive Operations reporting unit. Because the fair value of the Automotive Operations reporting unit was considered less than its net book value, Visteon recorded an impairment loss on goodwill of $363 million ($265 million after-tax) as a cumulative effect of change in accounting principle in the first quarter of 2002. The pre-tax impairment loss consists of $357 million of net goodwill as of December 31, 2001, and $6 million reclassified to goodwill related to certain acquired intangible assets, as required by SFAS 142.

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 11.  SEGMENT INFORMATION

      Visteon's reportable operating segments are Automotive Operations and Glass Operations. Financial information for the reportable operating segments is summarized as follows:

                                                 AUTOMOTIVE           GLASS             TOTAL
                                                 OPERATIONS         OPERATIONS         VISTEON
                                                 ----------         ----------         -------
                                                                  (IN MILLIONS)
      First Quarter
      -------------
      2003:
        Sales                                      $  4,551           $  153           $  4,704
        Income (loss) before taxes                      (23)               4                (19)
        Net income (loss)                               (18)               3                (15)
        Total assets, end of period                  11,164              285             11,449

      2002:
        Sales                                      $  4,321           $  148           $  4,469
        Income (loss) before taxes                     (116)               9               (107)
        Net income (loss)                              (344)               6               (338)
        Total assets, end of period                  10,737              299             11,036

NOTE 12.  LITIGATION AND CLAIMS

      Various legal actions, governmental investigations and proceedings and claims are pending or may be instituted or asserted in the future against Visteon, including those arising out of alleged defects in Visteon's products; governmental regulations relating to safety; employment-related matters; customer, supplier and other contractual relationships; intellectual property rights; product warranties; and environmental matters. Some of the foregoing matters involve or may involve compensatory, punitive, or antitrust or other treble damage claims in very large amounts, or demands for recall campaigns, environmental remediation programs, sanctions, or other relief which, if granted, would require very large expenditures.

      Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. Reserves have been established by Visteon for matters discussed in the foregoing paragraph where losses are deemed probable; these reserves are adjusted periodically to reflect estimates of ultimate probable outcomes. It is reasonably possible, however, that some of the matters discussed in the foregoing paragraph for which reserves have not been established could be decided unfavorably to Visteon and could require Visteon to pay damages or make other expenditures in amounts, or a range of amounts, that cannot be estimated at March 31, 2003. Visteon does not reasonably expect, based on its analysis, that any adverse outcome from such matters would have a material effect on our financial condition, results of operations or cash flows, although such an outcome is possible.

                      VISTEON CORPORATION AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                   (UNAUDITED)

NOTE 13.  INFORMATION TECHNOLOGY AGREEMENT

      Since our separation from Ford, Ford has provided us with and charged us for many of our information technology needs. In January 2003, we entered into a 10-year outsourcing agreement with International Business Machines ("IBM") pursuant to which we will outsource a wide range of IT services on a global basis, including mainframe support services, data centers, customer support centers, application development and maintenance, data network management, desktop support, disaster recovery and web hosting. The service charges under the outsourcing agreement are expected to aggregate about $2 billion during the ten years covered by the agreement, subject to decreases and increases in the service charges based on Visteon's actual consumption of services to meet its then current business needs. The outsourcing agreement may also be terminated for Visteon's business convenience after its second full year for a scheduled termination fee. As part of this agreement, IBM will assist us in transitioning from the use of Ford's IT systems through a one-time, infrastructure replication, application cloning and migration and data warehousing project. We expect additional IT expenditures in 2003 associated with the transition of the outsourcing agreement and the separation from the Ford systems to be in the range of $150 million to $200 million. We anticipate that the result of these actions will be a greater systems separation from Ford, improved flexibility in our overall IT systems and improved global IT services suited to our business.

NOTE 14.  SEATING OPERATIONS

      As previously announced, Visteon entered into a summary commercial agreement in principle with Ford Motor Company to exit the Ford seating business located in Chesterfield, Michigan and transfer seat production to another supplier's facilities. As contemplated in the summary agreement, about 1,400 Visteon-assigned Ford-UAW employees working at the Chesterfield, Michigan facility would transfer to Ford. In addition, Visteon would be responsible to reimburse Ford for the actual net costs of exiting seating production through a specified date in 2004, including costs related to hourly employee voluntary retirement and separation programs that Ford is expected to implement during the transition process, offset by certain cost savings expected to be realized by Ford. Pending completion of a binding agreement, Visteon expects to record pre-tax charges of about $225 million based on management's current estimate of the proposed agreement's net costs. The ultimate costs of this proposed agreement could vary significantly from management's current estimate depending on several factors including the ultimate net costs incurred during the seating production transition process. The most critical assumptions underlying this accounting estimate are the actual costs incurred related to the relocation, re-deployment and/or employment termination of the 1,400 Visteon-assigned Ford-UAW employees, offset by to be defined savings achieved by Ford resulting from resourcing production. A binding agreement is expected to be finalized during the second quarter of 2003, subject to completing the negotiation of definitive terms satisfactory in form and substance to all parties.